EXHIBIT 11-1


                            FORM OF CORPORATE OPINION


                                                                           DRAFT


                    FORM OF OPINION TO BE PROVIDED AT CLOSING

                                                                   June __, 2004


Investors First Fund, Inc.
c/o Bear Stearns Funds Management Inc.
383 Madison Avenue
New York, New York 10179

Cornerstone Strategic Value Fund, Inc.
c/o Bear Stearns Funds Management Inc.
383 Madison Avenue
New York, New York 10179


         Re:      MERGER AGREEMENT AND PLAN OF REORGANIZATION

Ladies and Gentlemen:

         We have acted as counsel to Investors First Fund, Inc., a Maryland corporation (the "Target Fund"), and Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the "Acquiring Fund") in connection with the merger transaction contemplated by that certain Merger Agreement, dated as of June __, 2004 (the "Merger Agreement"), whereby the Target Fund would merge with and into the Acquiring Fund. Collectively, the Target Fund and the Acquiring Fund shall be referred to herein as the "Parties."

         This opinion letter is being delivered to you pursuant to the requirements of Sections 7.4 and 8.4 of the Merger Agreement. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Merger Agreement.

         Although as counsel to both the Target Fund and the Acquiring Fund we have advised each Fund in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we do not have knowledge of many transactions in which each party is engaged or of their day-to-day operations.



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         In issuing this opinion letter, we have examined only the Merger
Agreement and the documents listed on EXHIBIT "A" attached hereto. We have also assumed and relied upon the truth and completeness, as to matters of both fact and law, upon the certificate, dated June __, 2004, of the Maryland State Department of Taxation and Assessments (the "Secretary of State's Certificate") listed on EXHIBIT "A" hereto and as to matters of fact upon the certificate attached hereto as EXHIBIT "B", the representations, warranties, covenants and agreements of each Party contained in the Merger Agreement and the other documents listed on EXHIBIT "A". We have not independently investigated or verified the facts represented in such documents, and do not opine as to the accuracy of any such facts.

         In issuing this opinion letter, we have also assumed and relied upon the following:

         9. the truth, completeness, authenticity and due authorization of all documents, certificates and records examined (including representations, covenants and agreements set forth therein), the genuineness of all signatures to the Merger Agreement and the other documents examined by us and that all natural persons that are party to or acting on behalf of any party to the Merger Agreement and the other documents examined by us have the legal capacity to do so;

         10. the authenticity of the documents submitted to us as authentic, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies;

         11. that (a) each Party has full power and authority to execute and deliver, and perform the obligations required of it described in, the Merger Agreement and the other documents to which it is a party; (b) such execution, delivery and performance has been duly authorized by all necessary corporate action by each Party; (c) such execution, delivery and performance by each Party does not and will not conflict with or violate and will not cause or result in a violation or breach of: (I) any law by which the Party is bound or to which it is subject, (II) any agreements, injunctions, orders or decrees by which the Party is bound, or (III) the Party's charter or organizational documents or resolutions; and (d) all persons acting on behalf of the Fund have the authority to do so;

         12. that the Merger Agreement to which each Fund is a party constitutes the valid and binding obligation of each Fund and is enforceable against each Fund in accordance with its terms;

         13. that there has not been any mutual misunderstanding or mistake of fact, fraud, duress or undue influence among the parties to the Merger Agreement;

         14. that all of the agreements and documents reviewed by us are valid, binding and enforceable against the parties thereto;

         15. that the Parties are registered as management investment companies under the Investment Company Act; and

         16. that, based on the respective Secretary of State's Certificates, the Parties are duly formed and are in good standing in the State of Maryland.



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         We have not made any independent investigation in providing this opinion letter other than the document examination described above. This opinion letter is qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency or scope of our investigation for your purposes. Where reference is made in this opinion letter to matters within our knowledge, to our knowledge or known to us or similar phrases, such reference means the actual knowledge, without investigation, of those attorneys within our firm who have given substantive attention to the Merger Agreement and the transactions contemplated thereby.

         Based upon and subject to the qualifications, exceptions and limitations heretofore and hereinafter set forth, in our opinion:

         8. The Target Fund has the necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement to which it is a party.

         9. The Acquiring Fund has the necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement to which it is a party.

         10. The execution and delivery of, and the performance by the Target Fund of its obligations under, the Merger Agreement (a) have been duly authorized by the Target Fund, (b) are not in conflict with and do not violate any provisions of the Target Fund's certificate of incorporation or By-laws and
(c) do not violate any law, rule, regulation, order or decree.

         11. The execution and delivery of, and the performance by the Acquiring Fund of its obligations under, the Merger Agreement (a) have been duly authorized by the Acquiring Fund, (b) are not in conflict with and do not violate any provisions of the Acquiring Fund's certificate of incorporation or By-laws and (c) do not violate any law, rule, regulation, order or decree.

         12. The Merger Agreement has been duly executed and delivered by the Target Fund and constitutes the valid and binding obligation of the Target Fund, enforceable against the Target Fund in accordance with their terms.

         13. The Merger Agreement has been duly executed and delivered by the Acquiring Fund and constitutes the valid and binding obligation of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with their terms.

         14. The Acquiring Fund's shares that will be issued pursuant to the Merger Agreement will be duly registered and authorized, and will be validly issued, fully paid and non-assessable.


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         We express no opinion whatsoever as to the enforceability of the Merger
Agreement or any right, power, privilege, remedy or interest intended or purported to be created thereunder, insofar as any of the rights, powers, privileges, remedies and interests of a party thereunder, may be limited (a) by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium and other similar laws or equitable principles affecting creditors' rights and remedies generally, (b) by rules or principles of equity or public policy affecting enforcement (including, without limitation, concepts of conscionability, materiality, reasonableness, good faith, fair dealing, estoppel or judicial deference), or (c) by the exercise of the discretionary powers of any court or other authority before which may be brought any preceding seeking equitable remedies, including (without limitation) specific performance, injunctive relief and indemnification.

         This opinion letter is limited to the laws of the State of New York. We are authorized to practice law in the State of New York. We note that the Merger Agreement is governed by the laws of the State of Maryland. For purposes of this opinion letter, we are assuming, with your consent, that the laws of the State of Maryland, which govern the Merger Agreement, are identical to the laws of the State of New York. We express no opinion as to the laws of the State of Maryland or as to the laws of any jurisdiction (other than the State of New York), including, without limitation, the federal laws of the United States. In rendering this opinion letter, we have assumed compliance with all other laws, to the extent applicable.

         Notwithstanding anything in this opinion letter to the contrary, we express no opinion whatsoever regarding the following:

         1. the effect of applicable laws and court decisions which may hereafter be enacted, promulgated or made and which may limit or render unenforceable certain rights and remedies under the Merger Agreement.

         2. the validity or enforceability of any indemnity to the extent it would protect an indemnitee from its own misconduct, negligent action or inaction.

         3. the validity or enforceability of any waiver of rights to the extent it would be limited by application of constitutional or public policy principles or reasons of commercial reasonableness and good faith.

         This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such.

         This opinion letter has been issued solely for the benefit of the Target Fund and the Acquiring Fund in connection with the Merger Agreement and may not be (a) utilized or quoted by the Parties for any other purpose or (b) utilized or quoted by any person or entity other than the Parties for any purpose, without the prior written consent of a partner of this law firm, except that information copies (not for reliance) of this opinion letter may be included in any closing binder and may be shown to representatives of any applicable regulatory authority as may be required by law.




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         This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which hereafter may come to our attention or any changes in law which may hereafter occur.

                                                    Very truly yours,



                                                    BLANK ROME LLP
























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